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                                                                   Exhibit 10.21

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

        THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT ("Second Amendment") is made and entered into this 31st day of December, 2002, by and between BANK OF HAMPTON ROADS, INC., a banking corporation organized under the laws of the Commonwealth of Virginia (the "Bank") and JULIE R. ANDERSON, (the "Executive").

                                R E C I T A L S:

        1. The Bank and the Executive entered into an Employment Agreement (the"Agreement") dated December 31, 2002.

        2. The Agreement was amended by the First Amendment to Employment Agreement dated December 31, 2002.

        3. The Bank and the Executive wish to further amend the Agreement.

        4. The Bank and the Executive agree that this Second Amendment to Employment Agreement shall apply to termination for any reason, except where termination is effective prior to the time "a change in control" (as defined in Paragraph 3, part (b) of the Employment Agreement) occurs, or prior to the time the Employer enters into negotiations which result in such change of control, or where termination is due to or the result of a change in control.

        NOW, THEREFORE, in consideration of the Executive's continued employment with the Bank and in recognition of the fact that as an employee of the Bank, the Executive has access to the Bank's customers and to confidential and valuable business and proprietary information of the Bank, it is further agreed as follows:

        1.      RETURN OF BANK'S PROPERTY

                When the Executive's employment with the Bank ends, the Executive agrees to immediately deliver to the Bank all documents, including, but not limited to, address and telephone records of customers, listings of customer names and/or account numbers, and any other items or records in the Executive's possession, or subsequently coming into the Executive's possession pertaining to the business of the Bank, including without limitation, confidential and proprietary information which the Executive would not possess but for his employment relationship with the Bank.

        2.      PROHIBITION OF COMPETITIVE ACTIVITIES

                a. During the Executive's employment with the Bank and for a period of two (2) years following the Executive's termination, the Executive agrees that he/she will not, either directly or indirectly, on his/her own behalf, or on behalf of any other person or entity, or in any capacity call upon, solicit, divert, take away, or attempt to solicit, divert, or take away the business or patronage of any client or customer of the Bank.

                b. During the Executive's employment with the Bank and following termination of employment with the Bank, the Executive will preserve the confidentiality of, and will not reveal for any reason, or use to the detriment of the Bank, trade secrets, or other confidential, business, or proprietary information which the Executive has received in the course of the Executive's employment with the Bank.

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                c. During the period of the Executive's employment and for a period of two (2) years after employment ends, the Executive agrees that he/she will not either directly or indirectly, on his/her own behalf or on behalf of any person or entity, in any capacity, recruit or hire or assist others in recruiting or hiring any person who is, or was during the period of the Executive's employment with the Bank, an employee or consultant with the Bank.

        3.      NOTICE OF SUBSEQUENT EMPLOYMENT

                For a period of two (2) years after the Executive's employment with the Bank ends, the Executive agrees to notify the Bank of the name and address of the Executive's employer and the Executive hereby authorizes the Bank to contact any such employer during that period for the limited purpose of making the employer aware of this Second Amendment to Employment Agreement and protection against any disclosure of confidential and proprietary information, or unfair competition.

        4.      REMEDIES

                The Executive acknowledges that if he/she breaches or threatens to breach this Second Amendment to Employment Agreement, in addition to any and all other rights and remedies it may have, the Bank shall be entitled to injunctive relief, both pendente lite and permanent, against the Executive, as the Executive recognizes that a remedy at law would be inadequate and insufficient. The Bank shall be entitled to recover from the Executive all costs and expenses, including but not limited to reasonable attorney's fees and court costs, incurred by the Bank as a result of or arising out of any breach of threatened breach under or pursuant to this Second Amendment to Employment Agreement in addition to such other rights and remedies as the Bank may have under this Second Amendment to Employment Agreement or any other agreement, at law or in equity.

                Except as modified by this Second Amendment to Employment Agreement, the Employment Agreement as previously modified by the Amendment to Employment Agreement, is ratified and affirmed.

                WITNESS the following signatures and seals as of the day and year first above written.

                               BANK OF HAMPTON ROADS, INC.

                               By:   /s/ Emil A. Viola                    (SEAL)
                                     -------------------------------------
                                     Emil A. Viola, Chairman of the Board

                                     /s/ Julie R. Anderson                (SEAL)
                                     -------------------------------------
                                     Julie R. Anderson, Executive

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